REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of this 5th day of June, 2007 by and among Nord Resources Corporation, a corporation incorporated under the laws of Delaware (the “Corporation”), Blackmont Capital Inc. and Salman Partners Inc. (collectively, the “Agents”) on behalf of each purchaser in the offering by the Corporation of Special Warrants and in connection with the agency agreement, dated June 5, 2007 (the “Agency Agreement”), among the Corporation and the Agents.

The parties hereby agree as follows:

1.	Certain Definitions.

Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Agency Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any person, any other person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such person.

“Business Day” means a day which is not a Saturday, Sunday or a statutory or civic holiday in the city of Vancouver, British Columbia, or a day when the principal office of the Trustee in such city is not generally open to the public for the transaction of business.

“Closing Date” means the closing date of the Offering.

“Common Shares” shall mean the Corporation’s shares of common stock, US$0.01 par value, and any securities into which such shares may hereinafter be reclassified.

“Compensation Options” shall mean the non-transferable options issuable to the Agents in part payment of the compensation payable by the Corporation to the Agents under the Agency Agreement, each Agent’s Compensation Option entitling the holder thereof to acquire one Common Share at any time from the date of issue of the Agent’s Compensation Option until 5:00 p.m. (Vancouver time) on the date which is 24 months after the Closing Date at an exercise price of US$0.75, subject to adjustment in accordance with the provisions of the Agency Agreement and the terms of the certificate(s) representing the Agents’ Compensation Options.

“Effective Date” shall mean the date a Registration Statement is declared effective by the SEC.

“Investors” shall mean the Subscribers and the Agents.

“NASD” means National Association of Securities Dealers, Inc.

“Offering” means the offering for sale by the Corporation on a private placement basis of the Special Warrants.

2.

“Offering Price” shall mean a price of US$0.75 per Special Warrant in the Offering.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Qualification Deadline” means 5:00 p.m. (Vancouver time) on the first Business Day which is not less than 180 days after the Closing Date.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” shall mean (i) the Special Warrant Shares, (ii) the Warrant Shares, (iii) the Common Shares issuable upon exercise of the Agent’s Compensation Options, any (iv) other securities issued or issuable with respect to or in exchange for Registrable Securities.

“Registration Statement” means the registration statement of the Corporation to be filed with the SEC in order to register, or register the resale of, the Registrable Securities, as applicable, as such Registration Statement is amended from time to time.

“Regulation D” means Regulation D adopted by the SEC under the 1933 Act.

“Regulation S” means Regulation S adopted by the SEC under the 1933 Act.

“Restricted Security” shall have the meaning ascribed thereto in Rule 144(a)(3) of the 1933 Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Special Warrant Trustee” means an institution to be appointed in such capacity under the Special Warrant Indenture, and its successors and permitted assigns.

“Special Warrant Indenture” means the indenture dated the Closing Date providing for the creation and issue of the Special Warrants among the Corporation, the Lead Agent and Computershare Trust Company of Canada.

“Special Warrant Shares” means the Common Shares issuable upon the exercise of the Special Warrants.

“Special Warrants” means the special warrants of the Corporation, each special warrant entitling the holder to receive, without payment of any additional consideration, one Special Warrant Share and one-half of one Warrant, subject to adjustment in accordance with the provisions of the Special Warrant Indenture.

3.

“Subscribers” shall mean the subscribers identified in those Subscription Agreements which are accepted by the Corporation, and any Affiliate or permitted transferee of any Subscriber who is a subsequent holder of Registrable Securities.

“Subscription Agreements” means the subscription agreement to be entered into between the Corporation and each of the Purchasers with respect to the purchase of the Special Warrants collectively.

“Warrant Indenture” means the warrant indenture to be dated the Closing Date between the Corporation and American Stock Transfer Company, or such other entity as the Corporation may appoint prior to the Closing Date, as warrant agent, pursuant to which the Warrants will be issued.

“Warrant Shares” means the Common Shares issuable upon the exercise of the Warrants.

“Warrants” means the warrants to purchase Common Shares of the Corporation issuable upon exercise or deemed exercise of the Special Warrants, each whole Warrant entitling the holder thereof to acquire one Warrant Share at any time from the date of issue of the Warrant until 5:00 p.m. (Vancouver time) on the date which is 60 months after the Closing Date at an exercise price of US$1.10, subject to adjustment in accordance with the provisions of the Warrant Indenture.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.	Registration.

(a)

Registration Statements. Promptly following the closing of the purchase and sale of the securities contemplated by the Subscription Agreements and the Agency Agreement (the “Closing Date”) but no later than one hundred eighty (180) days after the Closing Date, the Corporation shall prepare and file with the SEC one or more Registration Statements on Form SB-2 (or, if Form SB-2 is not then available to the Corporation, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities), covering the resale of the Registrable Securities in an amount at least equal to the aggregate of the Registrable Securities. Such Registration Statements also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Shares resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Registration Statements (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with section 3(c) to the Agents and their counsel prior to its filing or other submission.

	(b)	Expenses. The Corporation shall pay all expenses associated with the registration, including filing and printing fees, counsel and accounting fees and

4.

expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, fees and expenses of one Canadian counsel and one United States counsel to the Agents, on behalf of the Agents and the Subscribers, and the Investors’ expenses in connection with the registration.

(c)	Effectiveness.

(i)

The Corporation shall use its commercially reasonable best efforts to have each Registration Statement declared effective by the SEC as soon as practicable, but, in any event, no later than the Qualifications Deadline. The Corporation shall notify the Investors by facsimile or e-mail as promptly as practicable, and in any event, within three (3) Business Days, after the Registration Statement is declared effective and shall simultaneously provide the Investors with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby, if required by the Investors.

(ii)

Pursuant to the Agency Agreement, the Corporation may become liable to Subscribers if it does not have a Registration Statement declared effective by the SEC, as follows: If (A) the Corporation fails to use its commercially reasonable best efforts to have each Registration Statement declared effective by the SEC and a Registration Statement covering the Registrable Securities is not declared effective by the SEC by the Qualification Deadline, or (B) after a Registration Statement has been declared effective by the SEC, the Corporation fails to use its commercially reasonable best efforts to cause the Registration Statement to remain continuously effective as specified in Section 3 hereof and sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Corporation’s failure to update the Registration Statement), but excluding the inability of any holder to sell the Registrable Securities covered thereby due to market conditions, then the Corporation will make pro rata payments to a Subscriber who is the holder of each Registrable Security as liquidated damages and not as a penalty, in cash, an amount (the “Liquidity Incentive”) equal to 1% of the Offering Price of such Registrable Security for every 30-day period or portion thereof (to a maximum aggregate amount of 12% of the Offering Price of such Registrable Security on a pro-rata basis) payable monthly, commencing on the Qualification Deadline and expiring on the later of (i) the Qualification Date, and (ii) the date on which the Registration Statement is declared effective by the SEC (the “Delay Period”). The Liquidity Incentive shall be paid monthly within three (3) Business Days of the last day of each month following the commencement of the Delay Period until the termination of the Delay Period. The Liquidity Incentive shall be subject to “gross up” to compensate for the impact of withholding taxes, if applicable. The “gross up” amount, which may become payable to the Purchaser pursuant to this subsection 2(c)(ii), shall be returned to the

5.

Corporation to the extent of any tax credit or other form of refund or credit received by or credited to the Purchaser subsequent to the date of any such payment in connection with the Liquidity Incentive, provided that such tax credit or refund was directly connected to the payment representing such “gross up”. Notwithstanding anything herein to the contrary, to the extent that the registration of any or all of the Registrable Securities by the Corporation on a registration statement is prohibited (the “Non- Registered Shares”) as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to Rule 415 under the 1933 Act and the Corporation has registered at such time the maximum number of Registrable Securities permissible upon consultation with the SEC, then the liquidated damages described herein shall not be applicable to such Non-Registered Shares. The Liquidity Incentive is available pursuant to the Agency Agreement, and is subject to an overriding limitation of a maximum aggregate amount of 12% of the Offering Price. Such a limitation relates to both the requirement to obtain an effective Registration Statement in the United States and the requirement to obtain a prospectus receipt in a Canada. In no event shall the Liquidity Incentive exceed a maximum aggregate amount of 12% of the Offering Price, regardless of whether it arises from a failure by the Corporation in its obligation(s) in relation to: (a) the requirement to obtain an effective Registration Statement; (b) the requirement to obtain a prospectus receipt in Canada; or (c) both a maximum aggregate amount of 12% of the Offering Price.

(iii)

No more than three (3) times in any twelve (12) month period for an aggregate of not more than thirty (30) days, the Corporation may delay the disclosure of material non-public information concerning the Corporation, by suspending the use of any Prospectus included in any registration statement contemplated by this Section containing such information, the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Corporation as evidenced in writing, in the best interests of the Corporation (an “Allowed Delay”); provided that the Corporation shall promptly (a) notify the Investors in writing of the existence of (but in no event, without the prior written consent of an Investor, shall the Corporation disclose to such Investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, and (b) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay.

(d)

Other Securities to be Included in Registration Statements. The Agents acknowledge and agree that the Registration Statements shall also cover the resale of the securities of the Corporation that are subject to the pre-existing registration rights disclosed in Schedule “A” annexed hereto, to the extent permitted by applicable securities laws and any rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to Rule 415 under the 1933 Act.

6.

The Agents also acknowledge and agree that the Corporation may elect to file one or more registration statements on Form S-8 under the 1933 Act with respect to new or existing “employee benefit plans” of the Corporation (as such term is defined in Rule 405 under the 1933 Act).

3. Corporation Obligations. The Corporation will use its commercially reasonable best efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Corporation will:

(a)

use its commercially reasonable best efforts to cause the Registration Statements to become effective and use its commercially reasonable best efforts to keep the Registration Statements continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement, as amended from time to time, have been sold, or (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144(k) under the 1933 Act;

(b)

(i) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3(a), (ii) cause the Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the SEC with respect to the Registration Statement or any amendment thereto; and (iv) to comply with the provisions of the 1933 Act and the 1934 Act with respect to the Registration Statement and the distribution of all of the Registerable Securities covered thereby;

(c)

provide copies to and permit the counsel designated by the Agents on behalf of the Investors to review each Registration Statement and all amendments and supplements thereto prior to their filing with the SEC and not file any document to which such counsel reasonably objects; provided, however, that the Corporation is entitled to file any such document, and rely on the assumption that there is no objection, if the Corporation does not receive a written objection from Agent’s counsel within three Business Days after the document is provided, and provided, however, that the period from the date of any such objection of counsel through the date on which such objection is resolved by the Corporation in good faith shall extend by an equal number of days, any deadlines which the Corporation is obligated to meet hereunder or under the Agency Agreement or Subscription Agreement;

(d)

furnish to the Agents and their legal counsel and, as required by applicable law or regulation, the Subscribers, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Corporation copies of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Corporation to the SEC or the staff of the SEC, and

7.

each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Corporation has sought confidential treatment or which the Corporation believes would constitute material non-public information), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by the related Registration Statement;

(e)

use its commercially reasonable best efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and (ii) if such order is issued, notify the Investors as promptly as reasonably possible, and obtain the withdrawal of any such order at the earliest possible moment;

(f)

immediately notify the Investors, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in a Registration Statement, as then in effect (including the documents incorporated by reference therein), includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such holder, promptly prepare, file with the SEC, and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such Prospectus (including the documents incorporated by reference therein) as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(g)

otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder, and make available to its security holders, as soon as reasonably practicable, but not later than the due date for reports due under Section 13 or 15(d) of the Exchange Act, an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11 (a) of the 1933 Act, including Rule 158 promulgated thereunder; provided that, for the purpose of this subsection 3(g), the Corporation shall be deemed to have satisfied the requirements of this paragraph by filing such reports as are required by Section 13(a) or 15(d) of the 1934 Act within the time required for filing those reports, including its annual report on Form 10-K and its quarterly reports on Form 10-Q (or, in each case, such other form then available to the Corporation); and

8.

(h)

with a view to making available to the Investors the benefits of Rule 144 (or its successor rule) under the 1933 Act and any other rule or regulation of the SEC that may at any time permit the Investors to sell Common Shares to the public without registration, the Corporation covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Corporation under the 1934 Act; and (iii) furnish to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Corporation that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Corporation’s most recent annual report on Form 10-K (or such other form then available to the Corporation), and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

The Corporation will not be required to take any actions required under this section 3 that are not, in the written opinion of counsel for the Corporation, satisfactory to the Investors acting reasonably, in compliance with applicable law.

The Corporation shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Corporation identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Corporation with respect thereto.

4.	Obligations of the Investors.

(a)

Each Investor, by its acceptance of the Registrable Securities agrees to cooperate with the Corporation as reasonably requested by the Corporation in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Corporation in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(b)

Specifically, it shall be a condition precedent to the obligations of the Corporation to complete the registration pursuant to this Agreement with respect to the Registrable Securities that the Investor furnish to the Corporation information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such securities and shall execute such documents in connection with such registration as the Corporation may reasonably request, including selling securityholder questionnaires.

9.

(c)

Each Investor agrees that, upon receipt of any notice from the Corporation of the happening of an event pursuant to subsection 3(f) hereof, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor’s receipt of the copies of the supplemented or amended prospectus filed with the SEC and declared effective and, if so directed by the Corporation, the Investor shall deliver to the Corporation (at the expense of the Corporation) or destroy (and deliver to the Corporation a certificate of destruction) all copies in the Investor’s possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

5.	Indemnification.

(a)

Indemnification by the Corporation. The Corporation will indemnify and hold harmless each Investor and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Investor within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or Prospectus contained therein, or any amendment or supplement thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) any blue sky application or other document executed by the Corporation specifically for that purpose or based upon written information furnished by the Corporation filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) any violation by the Corporation of any rule or regulation promulgated under the 1933 Act applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration; or (iv) any failure to register or qualify the Registrable Securities included in any such Registration in any state where the Corporation or its agents has affirmatively undertaken or agreed in writing that the Corporation will undertake such registration or qualification on an Investor’s behalf (the undertaking of any underwriter chosen by the Corporation being attributed to the Corporation) and will reimburse such Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling

10.

person in writing specifically for use in such Registration Statement or Prospectus.

(b)

Indemnification by the Investors. In connection with any registration pursuant to the terms of this Agreement, each Investor will furnish to the Corporation in writing such information as the Corporation reasonably requests concerning the holders of Registrable Securities or the proposed manner of distribution for use in connection with any Registration Statement or Prospectus and agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Corporation, its directors, officers, employees, stockholders, agents and each person who controls the Corporation (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or an alleged untrue statement of a material fact or any omission of a material fact or an alleged omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission or alleged untrue statement or omission is contained in any information furnished in writing by such Investor to the Corporation specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)

Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time

11.

for all such indemnified parties. No indemnifying party will, except with the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)

Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

6.	Miscellaneous.

(a)

Amendments and Waivers. This Agreement may be amended only in writing signed by the Corporation and the Agents. The Corporation may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Corporation shall have obtained the written consent to such amendment, action or omission to act, of the Agents.

(b)

Notices. All notices and other communications provided for or permitted hereunder shall be made (i) as set forth in section 17 of the Agency Agreement and (ii) to each Subscriber at the address listed on Page 1 of its respective Subscription Agreement.

(c)

Assignments and Transfers by Investors. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns. An Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that (i) such Investor complies with all laws applicable thereto and provides written notice of assignment to the Corporation promptly after such assignment is effected, and (ii) the transferee or assignee of such Investor’s Registrable Securities agrees in writing to be bound by the provisions of this Agreement.

(d)

Assignments and Transfers by the Corporation. This Agreement may not be assigned by the Corporation (whether by operation of law or otherwise) without the prior written consent of the Agents; provided, however, that the Corporation may assign its rights and delegate its duties hereunder to any surviving or

12.

successor corporation in connection with a merger or consolidation of the Corporation with another corporation, or a sale, transfer or other disposition of all or substantially all of the Corporation’s assets to another corporation, without the prior written consent of the Agents, after notice duly given by the Corporation to each Investor.

(e)

Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties; for greater clarity, the benefit of this Agreement will also inure to any transferees of Special Warrants and Registrable Securities, provided that such person agrees in writing to be bound by the provisions of this Agreement as if he or she was an original signatory to this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)

Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

(g)	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h)

Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i)

Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j)

Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

13.

(k)

Governing Law; Attornment to British Columbia. This Agreement shall be governed by and construed in accordance with the laws of British Columbia and the laws of Canada applicable therein. Any and all disputes arising under this Registration Rights Agreement, whether as to interpretation, performance or otherwise, shall be subject to the exclusive jurisdiction of the courts of the Province of British Columbia and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such province.

[intentionally blank]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

BLACKMONT CAPITAL INC.

/s/ Chad Williams

SALMAN PARTNERS INC.

/s/ Terry Salman

The foregoing is hereby accepted on the terms and conditions therein set forth.

DATED as of June 5, 2007.
NORD RESOURCES CORPORATION

/s/John T. Perry

Schedule A

Nord Resources Corporation
(“Nord”)

Pre-Existing Registration Rights

Outstanding Warrants

The following table summarizes outstanding common stock purchase warrants that are subject to registration rights:

Warrant Holder	No. of Warrants	Exercise Price	Expiry Date
Auramet Trading, LLC	250,000(1)	$0.56	October 17, 2007
Auramet Trading, LLC	256,410(1)	$0.56	April 17, 2008
Nedbank Limited	743,590(1)	$0.88	May 8, 2008
Auramet Trading, LLC	25,000(1)	$1.00	May 15, 2008
Nedbank Limited	75,000(1)	$1.00	May 15, 2008
Auramet Trading, LLC	250,000(1)	$1.15	May 31, 2008
Ronald Hirsch	50,000(1)(2)	$0.25	June 21, 2008
Ronald Hirsch	50,000(1)(2)	$0.25	June 29, 2008
Ronald Hirsch	450,000(1)(2)	$0.25	July 8, 2008
Ronald Hirsch	200,000(1)(2)	$0.25	August 1, 2008
Ronald Hirsch	100,000(1)(2)	$0.25	September 22, 2008
Ronald Hirsch	30,000(1)(2)	$0.25	October 5, 2008
Ronald Hirsch	20,000(1)(2)	$0.25	October 11, 2008
Ronald Hirsch	230,000(1)(2)	$0.25	October 20, 2008
Stephen Seymourr	50,000(1)(2)	$0.25	June 21, 2008
Stephen Seymour	50,000(1)(2)	$0.25	June 29, 2008
Stephen Seymour	450,000(1)(2)	$0.25	July 8, 2008
Stephen Seymour	200,000(1)(2)	$0.25	August 1, 2008
Stephen Seymour	100,000(1)(2)	$0.25	September 22, 2008
Stephen Seymour	30,000(1)(2)	$0.25	October 5, 2008
Stephen Seymour	20,000(1)(2)	$0.25	October 11, 2008
Stephen Seymour	230,000(1)(2)	$0.25	October 20, 2008
Pierce Carson	250,000(3)	$0.50	April 22, 2008
Auramet Trading, LLC	61,230(1)	$0.83	September 30, 2008
Nedbank Limited	88,770(1)	$0.83	September 30, 2008
Auramet Trading, LLC	126,000(1)	$0.66	September 30, 2008

Warrant Holder	No. of Warrants	Exercise Price	Expiry Date
Nedbank Limited	174,000(1)	$0.66	September 30, 2008

Notes:

1.

The warrants are subject to “piggy-back” registration rights such that if there is no effective registration statement covering all of the underlying shares (the “Warrant Shares”), and Nord determines to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 under the Securities Act, relating to equity securities to be issued solely in connection with any acquisition of any entity or business, or equity securities issuable in connection with stock incentive or other employee benefit plans), then Nord shall be required to send to the holder of such warrants written notice of such determination and, if within fifteen days after receipt of such notice, the holder shall so request in writing, Nord shall include in such registration statement all or any part of the Warrant Shares the holder requests to be registered.

2.

These warrants have been issued pursuant to the revolving line of credit facility in the principal amount of $600,000, referred to below under the heading, “Conversion Rights Attaching to Loans from Ronald Hirsch and Stephen Seymour”.

3.

Mr. Carson’s warrants were issued pursuant to a Settlement Agreement and General Release dated April 22, 2005. The agreement provides for “piggy-back” registration rights respecting the underlying warrant shares, and with respect to an additional 250,000 shares of common stock issued on a fully paid and non-assessable basis to Mr. Carson under the agreement. Nord has agreed that if it proposes to file a registration statement under the Securities Act, it shall, at the request of Mr. Carson, use its best efforts to cause the managing underwriter or underwriters to include such shares in the registered offering.

Other Registration Rights

Convertible Notes and Line of Credit Facility

During 2004, Nord issued convertible promissory notes to Stephen Seymour and Ronald Hirsch (each, a “Lender”) in the principal amounts of $66,000 and $106,000, respectively. The loans evidenced by these convertible notes accrue interest at 10% per annum, are unsecured and have been extended to mature on the earlier of: (a) July 12, 2007, and (b) the closing of (i) a registered equity offering and/or a debt project financing in which Nord raises not less than $25 million, or (ii) a significant corporate transaction in which any person (either alone or together with its affiliates and associates) acquires 51% or more of Nord’s common stock, or there is a sale, lease, exchange or other transfer of all or substantially all of Nord’s assets or assets valued at $12,000,000 or greater. These loans continue to be repayable upon maturity: (a) in the case of an equity offering or a debt financing, as to 50% in cash and as to the balance in fully paid shares of common stock at a deemed price of $0.20 per share; (b) in the case of a significant corporate transaction or a sale, lease or transfer of assets, solely in fully paid shares of common stock at a deemed price of $0.20 per share; and (c) in any other case, in such mix of cash and/or fully paid shares of common stock at a deemed price of $0.20 per share as the holder may determine. Effective June 29, 2004, Nord issued a convertible promissory note to Mr. Hirsch in the amount of $35,000. The debt evidenced by this convertible note accrues interest at 10% per annum, is unsecured and has been extended to mature on the earlier of: (a) July 12, 2007, and (b) the closing of (i) a registered equity offering and/or a debt project financing in which Nord raises not less than $25 million, or (ii) a significant corporate transaction in which any person (either alone or together with its affiliates and associates) acquires 51% or more of Nord’s common stock, or there is a sale, lease, exchange or other transfer of all or substantially all of Nord’s assets or assets valued at $12,000,000 or greater. This loan is repayable upon maturity: (a) in the case of an equity offering or a debt financing, as to 50% in cash and as to the balance in fully paid shares of common stock at a deemed price of $0.175 per share; (b) in the case of a significant corporate transaction or a sale, lease or transfer of assets, solely in fully paid shares of common stock at a deemed price of $0.175 per share; and (c) in any other case, in such mix of cash and/or fully paid shares of common stock at a deemed price of $0.175 per share as the holder may determine.

On June 21, 2005, Nord entered into a $600,000 revolving line of credit agreement with the Lenders. The line of credit bears interest at a rate equal to M&T Bank’s prime rate and is collateralized by accounts receivable, inventory, property and equipment, and other assets. The line of credit matures on the earlier of: (a) July 12, 2007, and (b) the closing of (i) a registered equity offering and/or a debt project financing in which Nord raises not less than $20 million, or (ii) a significant corporate transaction in which any person (either alone or together with its affiliates and associates) acquires 51% or more of Nord’s common stock, or there is a sale, lease, exchange or other transfer of all or substantially all of Nord’s assets or assets valued at $12,000,000 or greater. In consideration for the issuance of the line of credit, Nord agreed to issue to the Lenders four shares of common stock and four warrants for every $1 loaned to Nord. Nord has issued a total of 2,260,000 shares of common stock (the “Line of Credit Shares”) and 2,260,000 warrants pursuant to the revolving line of credit (the “Line of Credit Warrant Shares”). The convertible notes issued to the Lenders, and the line of credit facility provided by the Lenders, are subject to “piggy-back” registration rights such that if there is no effective registration statement covering all of the shares issuable upon conversion of the convertible notes, the Line of Credit Shares and the Line of Credit Warrant Shares (collectively, the “Registrable Shares”), and Nord determines to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933, as amended (the “Securities Act”) of any of its equity securities (other than on Form S-4 or Form S-8 under the Securities Act, relating to equity securities to be issued solely in connection with any acquisition of any entity or business, or equity securities issuable in connection with stock incentive or other employee benefit plans), then Nord shall be required to send to the Lenders written notice of such determination and, if within fifteen days after receipt of such notice, a Lender shall so request in writing, Nord shall include in such registration statement all or any part of the Registrable Shares such Lender requests to be registered.

Settlement Agreement and General Release Agreement with Pierce Carson

As indicated in note 3 to the above table summarizing the outstanding Nord Warrants, Nord has entered into a Settlement Agreement and General Release with Pierce Carson dated April 22, 2005 that provides for “piggy-back” registration rights respecting the 250,000 shares issuable upon exercise of Mr. Carson’s Nord Warrants, and with respect to an additional 250,000 shares of common stock issued to Mr. Carson under the agreement.

Employment Agreements

Certain accrued obligations of Nord are payable in fully-paid and non-assessable shares of common stock under the following agreements:

(a)	Amended and Restated Waiver Agreement and Amendment of Employment Agreement dated as of October 18, 2006 between Nord Resources Corporation and Ronald A. Hirsch; and

(b)	Amended and Restated Waiver Agreement and Amendment of Employment Agreement dated as of October 18, 2006 between Nord Resources Corporation and Erland Anderson.

These agreements provide for “piggy back” registration rights in favour of Mr. Hirsch or Mr. Anderson (each, an “Executive”), as the case may be, such that until the earliest to occur of (A) the date as of which all the shares may be sold by the Executive without regard to the volume limitations set forth in Rule 144(e) under the Securities Act, and (B) such date as of which all the shares held by the Executive have been sold, and there is not an effective registration statement covering all of the shares, Nord shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act, of any of its equity securities (other than on Form S-4 or Form S-8 under the Securities Act, or their then equivalents, relating to equity securities to be issued solely in connection with any acquisition of any entity or business, or equity securities issuable in connection with stock incentive or other employee benefit plans), then Nord shall send to the Executive written notice of such determination and, if within fifteen days after receipt of such notice, the Executive shall so request in writing, Nord shall include in such registration statement all or any part of the shares that the Executive requests to be registered; provided that Nord shall not be required to register any shares pursuant to this Section that are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act.